Exhibit 31.4

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Kris Sennesael, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Standard Microsystems Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 25, 2012

	By:	/s/ Kris Sennesael
(Signature)
Kris Sennesael
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)